EXHIBIT 99.1

Salona Global Announces LOI to Acquire $26M Annual Revenue Medical Device Company,
Executes Binding Agreement to Acquire DaMar Plastics with $6.38M in Annual Revenue

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SAN DIEGO, August 15, 2022 (GLOBE NEWSWIRE) -- Salona Global Medical Device Corporation ("Salona Global," "SGMD," or the "Company") (TSXV:SGMD) has executed a non-binding letter of intent ("LOI") dated August 11, 2022 to acquire rehabilitation and sports medicine device assets ("Acquisition Target") that have unaudited annual revenues of $26 million with gross margins in excess of 30%. Additionally, the Company executed a definitive agreement (the "Purchase Agreement") to acquire DaMar Plastics Manufacturing, Inc. ("DaMar Plastics"), a $6.38 million in annual revenue plastics business with 47% gross profits.

If both acquisitions are closed as management plans, SGMD revenues are set to increase more than 60% from the existing reported $47,900,000 annualized run rate revenue in May 2022 and gross margins would remain between 30-36%. Between the cash on the balance sheet and debt financing in place from an existing US lender, SGMD has sufficient funds to close both acquisitions without any equity financing.

Details on the LOI

While the Company maintains a pipeline of attractive acquisition targets in various stages of maturity, management has set this new $26 million annual revenue Acquisition Target as the top priority to finalize and close. The Acquisition Target, structured as an asset purchase, or carve out, from a much larger global business looking to quickly divest small non-core assets, is focused on selling orthopedic and sports medicine devices and technology to both US and international customers. Management has a plan to improve the performance of the Acquisition Target and boost profits under the Salona Global umbrella of companies. Under the LOI, Salona Global would acquire the assets, including net positive working capital and no long term debt, in an all-cash transaction for approximately US$8 million structured as a payment of US$6 million upon closing and US$2 million on the one-year anniversary. SGMD plans to use its cash on the balance sheet for the initial payment and enterprise cash flow from operations for the final payment assuming no debt at the parent level.

Details on DaMar Plastics

With over 50 years in business, DaMar Plastics currently serves the medical and consumer industries with precision plastics molding technology. The acquisition builds upon the Company's strategy to create a fully integrated global medical device company and would add precision plastics technology capabilities to the Company. The Purchase Agreement announced today confirms the terms of a non-binding agreement LOI with DaMar Plastics that was initially announced June 7, 2022. Under the terms of the Purchase Agreement dated August 12, 2022, an indirect wholly owned subsidiary of Salona Global (the "Salona Global Buyer") would acquire DaMar Plastics, including net positive working capital and no long term debt, in consideration for US$3 million in cash and 1,576,609 common shares of the Salona Global Buyer and 1.75 times EBITDA in deferred payments (payable in cash (up to US$5.5 million) or common shares (up to 5,000,000) of the Salona Global Buyer) pursuant to an earn-out provision based on performance of DaMar Plastics during the 12 month period ending February 28, 2024.  The Company has secured sufficient debt financing commitments to close the acquisition. The acquisition is subject to customary closing conditions as set forth in the transaction documents and does not assume any debt to Salona Global at the parent level.

Pursuant to a Contribution and Exchange Agreement to be executed on closing, the sellers will be entitled to exchange common shares of the Salona Global Buyer for Class "A" non-voting common shares of SGMD on a one-for-one basis.

"These deals together, if closed, would increase our revenues by over 60% to over $80 million a year while maintaining gross margins above 30%" said Salona Global CEO Luke Faulstick.  "We look forward to welcoming the DaMar team into the Salona Global family. Plastics are an integral part of Salona Global's current business. Through vertical integration, we expect this acquisition will continue to improve our gross margins while further expanding our customer base, revenue streams, and bottom line."

"We're intent on closing both of these deals as quickly as we can, and we are fortunate to have managed our balance sheet such that we don't have a need for equity financing to close them," said Salona Global Executive Chairman Les Cross.  "We continue to work to drive our five engines of revenue and profit growth bringing more momentum to our fast-growing company: Acquisitions, internal sales force recruitment, product development, in-licensing product IP, and sales distribution agreements."

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For more information please contact:

Melissa Polesky-Meyrowitz
Chief Financial Officer
Tel: 1 (800) 760-6826
Email: Info@Salonaglobal.com

Additional Information

There can be no assurance that any acquisition (including the acquisitions contemplated herein and the targets Salona Global is currently negotiating within its pipeline) will be completed or the timing of any acquisitions. Completion of any transaction will be subject to, amongst other things, negotiation and execution of definitive agreements, applicable director, shareholder and regulatory approvals.

Readers are cautioned that the financial information regarding the acquisitions disclosed herein (the Acquisition Target and DaMar Plastics), is unaudited and derived as a result of the Company's due diligence, including a review of bank statements and tax returns.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing the acquisitions disclosed herein; the performance of the acquisition targets post-closing; the Company's plans to finance the acquisitions; the Company expecting the acquisition of DaMar to improve the Company's gross margins while further expanding the Company's customer base, revenue streams, and bottom line; and the Company's expectations for the financial implications of the acquisitions. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company receiving all necessary approvals for the acquisitions; the Company being satisfied with its due diligence of the acquisition targets; and all conditions to closing an acquisition being satisfied or waived. Salona Global cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona Global operates; Salona Global not receiving the necessary approvals to close an acquisition; the ability of Salona Global to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona Global's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona Global is exposed; the failure of third parties to comply with their obligations to Salona Global or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona Global; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona Global's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona Global in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona Global does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

The securities referred to in this press release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements. This press release does not constitute an offer for sale of securities, nor a solicitation for offers to buy any securities. Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements.